UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

V. F. Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1551 Wewatta Street Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

Registrants’ Telephone Number, including Area Code: (720) 778-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2023, the Board of Directors (the “Board”) of V. F. Corporation (the “Company”) approved the appointment of Bracken Darrell as President and Chief Executive Officer of the Company, effective as of July 17, 2023 (the “Appointment Date”). Mr. Darrell will replace Benno Dorer, who has been serving as the Company’s Interim President and Chief Executive Officer. In connection with Mr. Darrell’s appointment as President and Chief Executive Officer of the Company, the Board approved an increase in the size of the Board by one and the appointment of Mr. Darrell as a member of the Board and as an ex officio member of the Finance Committee of the Board, all effective as of August 1, 2023. On June 16, 2023, the Board also approved the appointment of Richard Carucci, a member of the Board since 2009, as independent Chair of the Board, effective immediately.

Mr. Darrell, 60, served as President (2012-2023), Chief Executive Officer (2013-2023) and a member of the board of directors of Logitech International S.A. Prior to joining Logitech, Mr. Darrell held various positions at Whirlpool Corporation, including serving as President of Whirlpool EMEA and Executive Vice President of Whirlpool Corporation from January 2009 to March 2012. Mr. Darrell holds a BA degree from Hendrix College and an MBA from Harvard University. Mr. Darrell has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Darrell has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Darrell and any other person pursuant to which Mr. Darrell was appointed as an officer or a director of the Company.

On June 20, 2023, in connection with Mr. Darrell’s appointment as President and Chief Executive Officer, the Company and Mr. Darrell entered into an offer letter setting forth the terms of his employment. In consideration for his services to the Company, Mr. Darrell will receive an annual base salary of $1,300,000, a target annual bonus opportunity of 175% of his annual base salary (which bonus for fiscal year 2024 will be prorated based on the number of days of service) and, with respect to fiscal year 2024, an annual long-term incentive opportunity of $9,000,000. In respect of certain compensation that Mr. Darrell forfeited from his prior employer, he will be granted equity awards (the “make-whole equity awards”) with an aggregate grant date fair value of $3,000,000, which will be granted 50% in the form of restricted stock units and 50% in the form of stock options and which will vest 50% on the first anniversary of the Appointment Date and 50% on the second anniversary of the Appointment Date, subject to his continued employment through the applicable vesting date. In addition, Mr. Darrell will be eligible to participate in the Company’s health and welfare programs, 401(k) plan and other programs available to the Company’s senior executives and will be eligible for relocation benefits in accordance with the Company’s relocation policy. If Mr. Darrell’s employment is terminated without cause within two years following the Appointment Date and not in connection with a change in control, the offer letter provides for cash severance equal to two times his annual base salary, a cash payment equal to 18 months of the Company’s subsidy for active employees under its health care plans and full vesting of the make-whole equity awards. The make-whole equity awards would also vest upon Mr. Darrell’s termination due to death or disability or the Company’s material breach of the offer letter. Such severance benefits are subject to his execution of a release of claims and compliance with restrictive covenants.

Mr. Darrell is also expected to execute the Company’s form of Change in Control Agreement, which provides to the Company’s named executive officers severance benefits upon a termination of employment without cause or for good reason within 24 months following a change in control that are described in the Company’s annual meeting proxy statement filed with the U.S. Securities and Exchange Commission on June 12, 2023. The offer letter also contemplates that Mr. Darrell will execute the VF Corporation Non-Competition, Non-Solicitation & Confidentiality Agreement for Equity Plan Participants, which contains a perennial nondisclosure covenant and covenants concerning noncompetition and nonsolicitation of employees, customers and suppliers while employed and for one year post-termination. The foregoing summary of the offer letter is not complete and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, in recognition of Mr. Dorer’s strong performance and accomplishments as the Company’s Interim President and Chief Executive Officer, on June 16, 2023, the Board approved a completion bonus for him in the amount of $300,000, and approved the vesting of the unvested portion of the restricted stock unit award that was granted to him upon commencing service as Interim President and Chief Executive Officer, which benefits will be provided to him in connection with his stepping down from such role, subject to his continued employment through the last business day preceding the Appointment Date.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release announcing the planned leadership changes and related matters discussed above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between V. F. Corporation and Bracken Darrell, dated June 20, 2023

99.1	Press Release, dated June 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name:	Jennifer S. Sim
Title:	Executive Vice President, General Counsel & Secretary

Date: June 20, 2023